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                                                                Exhibit 5.1

                                KIRKLAND & ELLIS
              A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                           200 East Randolph Drive
                           Chicago, Illinois 60601

To Call Writer Direct:          312 861-2000                Facsimile
  312 861-2000                                             312 861-2200


                                  May 10, 1994


Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, Florida  33445

                 Re:      Common Stock of Office Depot, Inc.

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (the
"Registration Statement") filed on May 10, 1994 by Office Depot, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,442,836 shares of the Company's common stock, $.01 par value per share (the "Shares"). We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Shares.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Restated Certificate of Incorporation of the Company; (b) the Bylaws of the Company; and (c) resolutions of the Board of Directors of the Company adopted at a meeting of the Board of Directors of the Company on May 9, 1994 (the "Resolutions") which, among other things, create a Special Committee of the Board (the "Special Committee") and authorize the Special Committee to negotiate the terms upon which the Shares will be offered. The resolutions of the Special Committee which must hereafter be adopted indicating the terms upon which the Shares will be offered are referred to herein as the "Pricing Resolutions." The Resolutions and the Pricing Resolutions are collectively referred to herein as the "Authorizing Resolutions."

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with
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                               KIRKLAND & ELLIS

Office Depot, Inc.
May 10, 1994
Page 2



which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

     Based upon the foregoing, we are of the opinion that: when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Company shall have received payment in full for the Shares, (iii) the Shares shall have been issued in the form and containing the terms described in the Registration Statement and the Authorizing Resolutions, and (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained, the Shares when sold will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

     We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                                   Very truly yours,

                                                   /s/ Kirkland & Ellis
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